UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 4, 2014

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 4, 2014, Morgan Stanley (the “Company”) announced that it has reached an agreement in principle to resolve its mortgage-backed securities litigation pending in the United States District Court for the Southern District of New York, case number 11 Civ. 6739, with the Federal Housing Finance Agency as conservator for Freddie Mac and Fannie Mae for $1.25 billion.  The agreement in principle is subject to final approvals by the parties.  In connection with the settlement, the Company will record an addition to legal reserves of $150 million, which will have the impact of reducing income from continuing operations applicable to Morgan Stanley (both reported and excluding DVA1,2) by $97 million (after tax) and earnings per diluted share amounts from continuing operations (both reported and excluding DVA1,2)  by $0.05 for both the fourth quarter and fiscal year ended December 31, 2013 versus the amounts previously reported in the Company’s earnings release dated January 17, 2014.

1.  Debt Valuation Adjustment (commonly referred to as “DVA”) represents the change in the fair value of certain of Morgan Stanley’s long-term and short-term borrowings resulting from fluctuations in its credit spreads and other credit factors.
2.  Income (loss) from continuing operations applicable to Morgan Stanley, excluding DVA and earnings (loss) per diluted share amounts, excluding DVA, are non-GAAP supplemental financial measures that the Company considers useful for investors to allow better comparability of period-to-period operating performance. Such exclusions are provided to differentiate revenues associated with Morgan Stanley borrowings, regardless of whether the impact is either positive, or negative, that result solely from fluctuations in credit spreads and other credit factors.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of additional risks and uncertainties that may affect the future results of the Company, please see "Forward-Looking Statements" immediately preceding Part I, Item 1, "Competition" and "Supervision and Regulation" in Part I, Item 1, "Risk Factors" in Part I, Item 1A, "Legal Proceedings" in Part I, Item 3, "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 and "Quantitative and Qualitative Disclosures about Market Risk" in Part II, Item 7A of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and other items throughout the Form 10-K, the Company’s Quarterly Reports on Form 10-Q, and the Company’s Current Reports on Form 8-K, including any amendments thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)
Date:	February 4, 2014	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary